                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                February 2, 2001

                            OMNI NUTRACEUTICALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 UTAH             0-18160            87-046822

   (STATE OF OTHER JURISDICTION  (COMMISSION        (IRS EMPLOYER
           OF INCORPORATION)     FILE NUMBER)     IDENTIFICATION NO.)


                              5310 BEETHOVEN STREET
                              LOS ANGELES, CA 90066
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 306-3636


                                       N/A
         (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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                            OMNI NUTRACEUTICALS, INC.

                                TABLE OF CONTENTS
                                       FOR
                           CURRENT REPORT ON FORM 8-K

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Item  2.     Disposition of Assets               3

Item  7.     Exhibits

Signature


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ITEM  2


DISPOSITION OF ASSETS

On February 2, 2001, we entered into and simultaneously closed a Purchase Agreement with Vitacost.com, Inc. ("Vitacost"), an on-line marketer of vitamins and nutritional products, whereby Vitacost acquired substantially all of the operating assets of our combined Internet operations in exchange for 6,800,000 shares of Vitacost common stock. Such assets represented approximately 22% of our total assets as of June 30, 2000. The agreement contains an optional repurchase right giving us, at any time after four years from the closing, the right to demand Vitacost repurchase the stock we acquired for $3,400,000 in cash or, at their option, a 60 month note requiring equal monthly payments of $56,667. The agreement also contains an optional redemption right, giving Vitacost the right to redeem the stock we acquired, at any time up to four years from the closing. If this option is exercised between the closing and the first anniversary thereof, the price is $7,000,000, which compounds at the rate of 10% for each year up to $9,317,000 on the fourth anniversary of the closing. In addition, the Purchase Agreement provides Vitacost with a right of first refusal in the event that we desire to transfer the shares of Vitacost common stock, other than to our affiliates, or in connection with a liquidation or spinoff distribution to our stockholders, or an initial public offering.

Further, in connection with the Purchase Agreement, we entered into a non-competition agreement with Vitacost, whereby we agreed not to compete with Vitacost in the business of reselling other companies' vitamins and supplements on a retail basis via the internet and mail order catalogues for the period beginning on the date of the non-competition agreement and ending on the last to occur of: (i) the one-year anniversary of the non-competition agreement; or (ii) the date that is six months after our resignation, removal or other termination from Vitacost's board of directors. The non-competition agreement does not preclude us from engaging in the business of selling our own products including, but not limited to, vitamins and supplements manufactured by us through any means, including, without limitation, via the internet and mail order catalogues.

The stock we received represents approximately 19.9% of the total Vitacost common stock outstanding and, accordingly, we will record this investment on the cost basis. As long as we continue to hold at least a 10% interest, we will have one of the five available seats on the Vitacost Board. Additionally, we have certain anti-dilution rights in the event Vitacost raises additional equity. The net loss, including amortization of acquisition costs, from these discontinued operations was approximately $1,133,000 for the year ended December 31, 1999 and is estimated to be approximately $1,085,000 for the nine months ended September 30, 2000, respectively. The estimated operating loss for the period from October 1, 2000 up to the measurement date of December 1, 2000, approximates $371,000. The Reserve for Loss on Discontinued Operations represents the difference between the appraised value of the Vitacost common stock received and the net assets remaining on our books, including intangibles, and approximates $753,000, including approximately two months of estimated operating losses.

The Company does not intend to issue a press release regarding this matter.

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ITEM  7

EXHIBITS

2.1 Purchase Agreement between Vitacost.com, Inc. and Omni Nutraceuticals, Inc. dated February 2, 2001.



SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   OMNI NUTRACEUTICALS, INC.


Date:  February 20, 2001                  By: /s/ Klee Irwin
                                          ---------------------
                                          Klee Irwin
                                          Chief Executive Officer


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